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                                                               EXHIBIT (e)(1)(i)

                          AMENDED SCHEDULE OF APPROVALS

                               WITH RESPECT TO THE

                             UNDERWRITING AGREEMENT

                                     BETWEEN

                              ING SERIES FUND, INC.

                                       AND

                           ING FUNDS DISTRIBUTOR, LLC

FUNDS

ING Aeltus Money Market Fund
ING Balanced Fund
ING Bond Fund
ING Classic Principal Protection Fund I
ING Classic Principal Protection Fund II
ING Classic Principal Protection Fund III
ING Classic Principal Protection Fund IV
ING Government Fund
ING Growth Fund
ING Growth and Income Fund
ING Index Plus LargeCap Fund
ING Index Plus MidCap Fund
ING Index Plus Protection Fund
ING Index Plus SmallCap Fund
ING International Growth Fund
ING Small Company Fund
ING Strategic Allocation Balanced Fund
ING Strategic Allocation Growth Fund
ING Strategic Allocation Income Fund
ING Technology Fund
ING Value Opportunity Fund